EXHIBIT 99.1

Argo Group Shareholders Elect All Five Class III Directors at 2019 Annual Meeting
Company Shareholders Overwhelmingly Support Argo and its Board of Directors
Voce’s Nominees and Proposals Lacked Shareholder Support Prior to its Withdrawal
Argo Reaffirms its Commitment to Shareholder Engagement
HAMILTON, Bermuda – May 24, 2019 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”), an international underwriter of specialty insurance and reinsurance products in the property and casualty market, announced today that, based on a preliminary count provided by its proxy solicitor, shareholders have voted to elect all five of its Class III Directors to the Argo Board.
“We appreciate the strong support from our shareholders,” said Gary Woods, Chairman of the Board. “The Board and management value the conversations we have had with our shareholders in recent months regarding our strategy, governance, and plans for continuing to create shareholder value.  We deeply value their perspectives, and we plan to maintain an active and productive dialogue with our shareholders as we continue to integrate their feedback and execute on our strategy.”
Argo also disclosed that, prior to Voce’s announced withdrawal days before the Company’s Annual General Meeting, Voce’s nominees and proposals had received limited shareholder support.  As of the evening of May 20, Sedgwick Browne, Argo’s Class III director targeted for removal by Voce, had received support from shareholders holding over 80% of the submitted proxies.  Additionally, almost 80% of the submitted proxies had voted against the removal of Argo’s Chairman, Gary Woods and more than 80% of the submitted proxies had voted against the removal of the other directors targeted by Voce.
Additionally, based on preliminary votes, the non-binding advisory resolution on executive compensation received 50.53% of the votes in favor, with 49.47% against.
“We will work with our shareholders to fully understand the concerns that influenced the vote regarding the compensation of our executive officers and are committed to taking the necessary actions to address those concerns,” said Mr. Woods.  “Our Board will carefully consider these results, as well as future shareholder input, in determining executive compensation going forward.  We thank our shareholders for their continued feedback and support.”
Final voting tallies from this year’s annual meeting are subject to certification by the Company’s inspector of elections and will be included in the Company’s report to be filed with the Securities and Exchange Commission once certified.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A. M. Best-rated ‘A’ (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A- ‘(Strong) with a positive outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release may include forward-looking statements that reflect our current views with respect to future events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, voting results from and other matters related to the Annual General Meeting, including compensation matters. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Argo Group International Holdings, Ltd.

Media:
David Snowden, 210-321-2104
Senior Vice President, Group Communications
david.snowden@argogroupus.com

or

Investors:
Susan Spivak Bernstein, 212-607-8835
Senior Vice President, Investor Relations
susan.spivak@argolimited.com